Exhibit 10.1
FIRST AMENDMENT TO
COMMON STOCK PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT (the “Amendment”), dated as of December 24, 2008, by and between NEOPROBE CORPORATION, a Delaware corporation (the “Company”), and FUSION CAPITAL FUND II, LLC, an Illinois limited liability company (the “Buyer”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Common Stock Purchase Agreement.
     WHEREAS, the parties hereto are parties to a Common Stock Purchase Agreement dated as of December 1, 2006 (the “Purchase Agreement”) pursuant to which the Buyer has agreed to purchase, and the Company has agreed to sell up to $6,000,000 of the Common Stock;
     WHEREAS, the parties desire to amend the Purchase Agreement so that, subject to the terms and conditions set forth in the Purchase Agreement as amended hereby and based on the Company’s rights set forth in Section 1(g) of the Purchase Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, an additional Six Million Dollars ($6,000,000) of Common Stock;
     NOW, THEREFORE, in consideration of the agreements, covenants and considerations contained herein, the parties hereto agree as follows:
     (1) Amendments.
          (A) The remaining Available Amount is $4,050,000.73 prior to entering into this Amendment. The remaining Available Amount shall hereby be increased by $6,000,000 for an aggregate remaining Available Amount of $10,050,000.73 after giving effect to this Amendment.
          (B) The second sentence of Section 1(b) is hereby amended and restated in its entirety as follows:
          1. PURCHASE OF COMMON STOCK.
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     (b) The Company’s Right to Require Purchases. The Company may deliver multiple Base Purchase Notices to the Buyer so long as at least two (2) Business Days have passed since the most recent Base Purchase was completed.
          (C) Section 1(g) is hereby deleted.

          (D) Section 4(a) is hereby amended and restated in its entirety as follows:
          4. COVENANTS
     (a) Filing of Registration Statement. The Company agrees that it shall file a new registration statement (the “New Registration Statement”) covering only the sale of the Additional Commitment Shares, the Amendment Shares (as defined below) and Purchase Shares which have been, or which may from time to time be, issued or issuable upon purchases of the Available Amount (without regard to any limitation or restriction on purchases), in accordance with the terms of the Registration Rights Agreement between the Company and the Buyer (the “Registration Rights Agreement”). In the event of any conflict between the terms of the Registration Rights Agreement and the Amendment, the terms of the Amendment shall govern.
          (E) Section 10(b) is hereby amended and restated in its entirety as follows:
          10. CERTAIN DEFINED TERMS.
          For purposes of this Agreement, the following terms shall have the following meanings:
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(b) “Available Amount” means $10,050,000.73 in the aggregate as of December 24, 2008, which amount shall be reduced by the Purchase Amount each time the Buyer purchases shares of Common Stock pursuant to Section 1 of the Agreement.”
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          (E) Section 10(h) is hereby amended and restated in its entirety as follows:
          10. CERTAIN DEFINED TERMS.
          For purposes of this Agreement, the following terms shall have the following meanings:
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     (h) “Maturity Date” means March 1, 2011 and the Purchase Agreement shall automatically terminate on such date without any action or notice by either party.
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     (2) Amendment Shares. As consideration for the Buyer entering into this Amendment, the Company shall to issue to the Buyer 360,000 shares of Common Stock (the “Amendment Shares” and together with the Initial Commitment Shares and the Additional Commitment Shares, the “Commitment Shares”) The Amendment Shares shall for all purposes under the Purchase Agreement and the Registration Rights Agreement be considered Commitments Shares. The Amendment Shares shall have the restrictive transfer legend set forth in Section 4(e) of the Purchase Agreement and no other legend. The Company shall cause its transfer agent to remove the restrictive transfer legend from the Amendment Shares promptly after the SEC has declared the New Registration Statement effective under the 1933 Securities Act.
     (3) Affirmation of the Company’s Representations and Warranties. The Company hereby affirms that the representations and warranties of the Company set forth in the Purchase Agreement are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of the Purchase Agreement, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the date hereof as though made at this time (except for representations and warranties that speak as of a specific date). The Company may update its Disclosure Schedules.
     (4) Resolutions; Secretary’s Certificates. The Board of Directors of the Company shall have adopted resolutions similar in form and substance to Exhibit C of the Purchase Agreement approving this Amendment. Upon execution of this Amendment, the Company shall deliver to the Buyer a secretary’s certificate executed by the Secretary of the Company, dated as of the date hereof, similar in form and substance to Exhibit D of the Purchase Agreement.
     (5) Miscellaneous. The provisions of Section 11 of the Purchase Agreement are hereby expressly incorporated herein and shall govern this Amendment in all respects.
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     IN WITNESS WHEREOF, the Buyer and the Company have caused this First Amendment to Common Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

NEOPROBE CORPORATION

By:	/s/ Brent L. Larson

Name:	Brent L. Larson
Title:	Vice President, Finance, Chief Financial Officer
Treasurer and Secretary

BUYER:

FUSION CAPITAL FUND II, LLC
BY: FUSION CAPITAL PARTNERS, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Joshua B. Scheinfeld

Name:	Joshua B. Scheinfeld
Title:	President

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